Exhibit 10.2

AMENDMENT AND WAIVER

AMENDMENT AND WAIVER dated as of December 19, 2014 (this “Amendment”) to the Note Purchase Agreement dated as of January 30, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among WMI Holdings Corp., a Washington corporation (together with its successor in the Reincorporation (as defined below), the “Company”), WMI Investment Corp., a Delaware corporation (the “Guarantor”), and KKR Management Holdings L.P. (the “Purchaser”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company intends to offer, sell and issue an aggregate of $600 million in liquidation preference of shares of its 3.00% Series B Convertible Preferred Stock (the “Preferred Stock”) pursuant to that certain Offering Memorandum, dated December 19, 2014 (the “Offering Memorandum”);

WHEREAS, the Company intends, subject to shareholder approval, to consummate the “Reincorporation” (as defined in Section 18.15 of the Agreement after giving effect to this Amendment);

WHEREAS, the Company has requested that the Purchaser waive any and all current and future breaches, Defaults and Events of Defaults, as well as any rights to terminate the Agreement, in each case that may arise from time to time as a result of or otherwise in connection with the offering, sale and issuance of the Preferred Stock and the performance of, and compliance with, the terms of the Preferred Stock;

WHEREAS, the Company has requested that the Note Purchase Agreement be amended such that it will terminate immediately and automatically upon the consummation of the Reincorporation, if the Reincorporation occurs; and

WHEREAS, the Purchaser agrees to (i) waive any and all current and future breaches, Defaults and Events of Defaults, as well as any rights to terminate the Agreement, in each case that may arise from time to time as a result of or otherwise in connection with the offering, sale and issuance of the Preferred Stock and the performance of, and compliance with, the terms of the Preferred Stock; and (ii) amend the Note Purchase Agreement such that it will terminate immediately and automatically upon the consummation of the Reincorporation, if the Reincorporation occurs.

NOW THEREFORE, the Company, the Guarantor and the Purchaser each agree as follows:

1. Waiver. The Purchaser hereby (i) waives any and all current and future breaches, Defaults and Events of Defaults, as well as any rights to terminate the Agreement, in each case that may arise from time to time as a result of or otherwise in connection with the offering, sale and issuance of the Preferred Stock and the performance of, and compliance with, the terms of the Preferred Stock, including the payment of dividends on, or the making of other distributions on or in respect of, the Preferred Stock (including accrued and unpaid but undeclared dividends if paid pursuant to the terms of the Preferred Stock), the conversion of the Preferred Stock into shares of the Company’s common stock, the purchase, redemption, retirement or other acquisition of Preferred Stock, including the repurchase of Preferred Stock following a “Put Event” (as defined in the Offering Memorandum), and any addition of accrued and unpaid dividends to the Preferred Stock’s liquidation preference, (ii) consents to all such actions, omissions, events and circumstances, and (iii) agrees that no such action, omission, event or circumstance shall give rise to any right, remedy, power or privilege in favor of the Purchaser under or in connection with the Agreement.

2. Amendment. The Agreement is hereby amended to add a new Section 18.15 as follows:

Section 18.15. Automatic Termination of Agreement Upon Reincorporation. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and shall have no further force and effect immediately and automatically upon the consummation of the Reincorporation, without any other or further act or deed on the part of the Company, the Guarantor, the Purchaser or any other Person. In the event that the Reincorporation is not consummated, this Section 18.15 shall have no effect. If this Agreement is terminated pursuant to this Section 18.15, such termination shall not affect the Company’s and the Guarantor’s obligations under any Notes outstanding at such time. For the purposes hereof, “Reincorporation” shall mean the reincorporation of the Company, not later than 180 days after January 5, 2015, from Washington to Delaware, resulting in the increase of the size of the Company’s Board of Directors from 7 to up to 11 members and the authorization of a number of shares of the Company’s common stock sufficient to permit the conversion of all shares of the Company’s 3.00% Series B Convertible Preferred Stock offered and sold on December 19, 2014.

3. Further Assurances. Each party hereto shall promptly and duly execute and deliver any and all further instruments and documents and take such further action reasonably necessary to effect the purposes of this Amendment.

4. Representations and Warranties. The Purchaser represents and warrants to the Company that it has not assigned, in whole or in part, any of its rights or obligations under the Agreement, by operation of law or otherwise.

5. Full Force and Effect; Construction. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Agreement. Except to the extent amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Agreement as modified by this Amendment. This Amendment shall be construed in compliance with Section 1.03 of the Agreement.

6. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7. Counterpart Originals; Facsimile and PDF Delivery of Signature Pages. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WMI HOLDINGS CORP.

By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary

WMI INVESTMENT CORP.

By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Executive Vice President

KKR MANAGEMENT HOLDINGS L.P.

By: KKR Management Holdings Corp., its general partner

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Director

Signature Page to Amendment and Waiver to

Note Purchase Agreement